Nantong Economy and Technology Development Zone

Official Document file # (2007) 1039

Dec. 4, 2007
Re: Dongying (Jiangsu) Pharmaceutical Co. Ltd (DPC) Application

Director's Approval:

The company (DPC) should enhance the operation. In order to provide further assistance, herein I agreed that the loan can be extended to the end of year of 2008.

It is suggested that the return loan plan as following:
2 M RMB before 2007, 1 M RMB Jan. and Feb. 2008, 1.5 M each month since March 2007.

Please Wang, Yuan-Qin represent us to discuss with the company (DPC).

Chen, Jianxin, Director
(signed and stamp)